SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): AUGUST 17, 2000


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE               1-14076                22-3270045
  (State or other jurisdiction   (Commission            (IRS Employer
         of incorporation)       File Number)         Identification No.)



          GLENPOINTE CENTER EAST
         300 FRANK W. BURR BOULEVARD
            TEANECK, NEW JERSEY                             07666
 (Address of principal executive offices)                (Zip Code)



                                 (201) 928-1001
              (Registrant's telephone number, including area code)

Item 5.     Other Matters.

On August 17, 2000, we received notification from Werner G. Haase that Mr. Haase was resigning as one of our directors effective immediately.

Our board of directors, pursuant to authority granted under our By-Laws, elected Francis X. Murphy as one of our directors in class I. Each director in class I is to serve until our annual meeting of stockholders to be held in 2003, unless the director shall resign, become disqualified or shall otherwise be removed from office. In addition to his election as a director, Mr. Murphy was appointed to the audit and compensation committees of our board of directors.

FRANCIS X. MURPHY, age 52, is the founder of Emerging Technology Ventures,
Inc., a finance, merger and acquisition and technology consulting firm based on Long Island, New York. Mr. Murphy has served as President of Emerging Technology Ventures, Inc. from its inception in September 1994 and through the current date. Previously, Mr. Murphy served in executive management positions with various information technology and leading health care products firms, including Advanced Computer Technologies, Inc. and Baxter International Inc. Since September 1995 and through the current date, he also has served as a director of insci-statements.com, Corp., a Nasdaq-listed company which provides Internet-based and on-site enterprise software and services solutions for electronic statement presentment, digital document storage, workflow and electronic commerce. Mr. Murphy holds both a Bachelor of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

Item 7. Financial Statements and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
     Not applicable.

(b)  PRO FORMA FINANCIAL INFORMATION.
     Not applicable.

(c)  EXHIBITS.
     Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description
-------   -----------
 99.1     Press Release of Vizacom Inc., dated September 1, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 1, 2000

                                                   VIZACOM INC.


                                            By:   /s/ Alan W. Schoenbart
                                                ------------------------------
                                                   Alan W. Schoenbart
                                                Vice President - Finance and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
 99.1     Press Release of Vizacom Inc., dated September 1, 2000.

                                       4